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                                  EXHIBIT 21.1

                        SUBSIDIARIES OF GBC BANCORP, INC.




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                                  EXHIBIT 21.1

                        SUBSIDIARIES OF GBC BANCORP, INC.


GBC Bancorp, Inc. proposes to acquire Gwinnett Banking Company (In Organization). Gwinnett Banking Company is being organized under the laws of the state of Georgia.